Exhibit 99.1

April 30, 2019
Press Release No. 1443
For Immediate Release:

Coherent, Inc. Reports Second Fiscal Quarter Results

SANTA CLARA, CA, April 30, 2019 -- Coherent, Inc. (NASDAQ, COHR), one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial applications, today announced financial results for its second fiscal quarter ended March 30, 2019.

FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018
GAAP Results
(in millions, except per share data)
Net sales	$372.9	$383.1	$481.1	$756.0	$958.7
Net income	$20.8	$35.6	$65.3	$56.3	$107.2
Diluted EPS	$0.85	$1.45	$2.61	$2.31	$4.29

Non-GAAP Results
(in millions, except per share data)
Net income	$39.2	$51.1	$84.3	$90.3	$172.9
Diluted EPS	$1.61	$2.09	$3.37	$3.70	$6.91

SECOND FISCAL QUARTER DETAILS

For the second quarter of fiscal 2019, Coherent announced net sales of $372.9 million and net income, on a U.S. generally accepted accounting principles (GAAP) basis, of $20.8 million, or $0.85 per diluted share. These results compare to net sales of $481.1 million and net income of $65.3 million, or $2.61 per diluted share, for the second quarter of fiscal 2018 and net sales of $383.1 million and net income of $35.6 million, or $1.45 per diluted share, for the first quarter of fiscal 2019.

Non-GAAP net income for the second quarter of fiscal 2019 was $39.2 million, or $1.61 per diluted share. Non-GAAP net income for the second quarter of fiscal 2018 was $84.3 million, or $3.37 per diluted share. Non-GAAP net income for the first quarter of fiscal 2019 was $51.1 million, or $2.09 per diluted share. Reconciliations of GAAP to non-GAAP financial measures for the three months ended March 30, 2019, December 29, 2018 and March 31, 2018 and six months ended

Exhibit 99.1

March 30, 2019 and March 31, 2018 appear in the financial statements portion of this release under the heading “Reconciliation of GAAP to Non-GAAP net income.”

“Overall demand mirrored the behavior of global end markets. In the display space, revenue was consistent with our previous commentary that 2019 would be a down year for capital investment. Very recent conversations with panel manufacturers indicate a number of new fabs are scheduled to come online starting in 2020. Orders in materials processing improved sequentially and customer sentiment at the recent Shanghai show was upbeat.  While encouraging, it seems too early to declare an imminent bounce back particularly given the unresolved trade issues between the U.S. and China as well as a weakening PMI in the Eurozone. Our OEM component business is robust and headed for a record-setting year. Growth is especially strong in the aerospace and defense market where our U.S. manufacturing base and product portfolio are highly valued,” said John Ambroseo, Coherent’s President and Chief Executive Officer.

CONFERENCE CALL REMINDER

The Company will host a conference call today to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern). A listen-only broadcast of the conference call and a transcript of management's prepared remarks can be accessed on the Company’s website at http://www.coherent.com/Investors/. For those who are not able to listen to the live broadcast, the call will be archived for approximately three months on the Company’s website.

Exhibit 99.1

Summarized statement of operations information is as follows (unaudited, in thousands, except per share data):

	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018

Net sales	$372,860	$383,146	$481,118	$756,006	$958,683
Cost of sales(A)(B)(C)(D)(E)	242,143	233,796	265,688	475,939	526,230
Gross profit	130,717	149,350	215,430	280,067	432,453
Operating expenses:
Research & development(A)(B)(E)	30,461	28,942	34,783	59,403	66,175
Selling, general & administrative(A)(B)(E)(F)	69,463	64,557	77,146	134,020	150,583
Other impairment charges (recoveries)(G)	—	—	(110)	—	155
Amortization of intangible assets(C)	1,926	3,040	2,950	4,966	5,556
Total operating expenses	101,850	96,539	114,769	198,389	222,469
Income from operations	28,867	52,811	100,661	81,678	209,984
Other income (expense), net(B)	(4,252)	(9,151)	(9,510)	(13,403)	(18,010)
Income from continuing operations, before income taxes	24,615	43,660	91,151	68,275	191,974
Provision for income taxes (H)	3,865	8,110	25,849	11,975	84,769
Net income from continuing operations	20,750	35,550	65,302	56,300	107,205
Income (loss) from discontinued operations, net of income taxes	—	—	—	—	(2)
Net income	$20,750	$35,550	$65,302	$56,300	$107,203

Net income (loss) per share:
Basic earnings per share	$0.86	$1.46	$2.64	$2.32	$4.34
Diluted earnings per share	$0.85	$1.45	$2.61	$2.31	$4.29

Shares used in computations:
Basic	24,232	24,268	24,761	24,250	24,698
Diluted	24,332	24,472	25,010	24,402	25,018

(A)	Stock-based compensation expense included in operating results is summarized below (all footnote amounts are unaudited, in thousands, except per share data):

Stock-based compensation expense	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018
Cost of sales	$1,172	$1,237	$1,018	$2,409	$2,006
Research & development	783	650	872	1,433	1,540
Selling, general & administrative	7,049	5,989	6,520	13,038	11,940
Impact on income from operations	$9,004	$7,876	$8,410	$16,880	$15,486

Exhibit 99.1

For the fiscal quarters ended March 30, 2019, December 29, 2018 and March 31, 2018, the impact on net income, net of tax was $7,543 ($0.31 per diluted share), $6,643 ($0.27 per diluted share) and $7,235 ($0.29 per diluted share), respectively. For the six months ended March 30, 2019 and March 31, 2018, the impact on net income, net of tax was $14,186 ($0.58 per diluted share) and $12,702 ($0.51 per diluted share), respectively.

(B)
Changes in deferred compensation plan liabilities are included in cost of sales and operating expenses while gains and losses on deferred compensation plan assets are included in other income (expense), net. Deferred compensation expense (benefit) included in operating results is summarized below:

Deferred compensation expense (benefit)	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018
Cost of sales	$62	$(95)	$28	$(33)	$106
Research & development	118	(286)	128	(168)	487
Selling, general & administrative	1,155	(1,712)	602	(557)	2,229
Impact on income from operations	$1,335	$(2,093)	$758	$(758)	$2,822

For the fiscal quarters ended March 30, 2019, December 29, 2018 and March 31, 2018, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was income of $1,250, expense of $2,073 and income of $768, respectively. For the six months ended March 30, 2019 and March 31, 2018, the impact on other income (expense), net from gains or losses on deferred compensation plan assets was expense of $823 and income of $2,674, respectively.

(C)	Amortization of intangibles is included in cost of sales and operating expenses as summarized below:

Amortization of intangibles	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018
Cost of sales	$12,106	$12,027	$12,379	$24,133	$24,873
Amortization of intangible assets	1,926	3,040	2,950	$4,966	5,556
Impact on income from operations	$14,032	$15,067	$15,329	$29,099	$30,429

For the fiscal quarters ended March 30, 2019, December 29, 2018 and March 31, 2018, the impact on net income, net of tax was $10,022 ($0.41 per diluted share), $10,818 ($0.45 per diluted share) and $10,931 ($0.44 per diluted share), respectively. For the six months ended March 30, 2019 and March 31, 2018, the impact on net income, net of tax was $20,840 ($0.85 per diluted share) and $21,704 ($0.87 per diluted share), respectively.

(D)
For the fiscal quarters ended December 29, 2018 and March 31, 2018, the impact of inventory and favorable lease step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)) and $411 ($293 net of tax ($0.01 per diluted share)). For the six months ended March 30, 2019 and March 31, 2018, the impact of inventory and favorable lease step-up costs related to acquisitions was $456 ($353 net of tax ($0.01 per diluted share)) and $411 ($293 net of tax ($0.01 per diluted share)).

(E)
For the fiscal quarters ended March 30, 2019, December 29, 2018 and March 31, 2018, the impact of restructuring charges was $880 ($768 net of tax ($0.03 per diluted share)), $476 ($351 net of tax ($0.01 per diluted share)) and $726 ($555 net of tax ($0.02 per diluted share)). For the six months ended March 30, 2019 and March 31, 2018, the impact of restructuring charges was $1,356 ($1,119 net of tax ($0.05 per diluted share)) and $1,886 ($1,405 net of tax ($0.05 per diluted share)).

Exhibit 99.1

(F)	For both the fiscal quarter ended March 31, 2018 and six months ended March 31, 2018, the impact of costs related to acquisitions included $400 ($400 net of tax ($0.01 per diluted share)).

(G)
For the fiscal quarter ended March 31, 2018, other impairment charges (recoveries) was a recovery of $110 ($110 net of tax ($0.00 per diluted share)). For the six months ended March 31, 2018, other impairment charges (recoveries) was a charge of $155 ($155 net of tax ($0.01 per diluted share)).

(H)
The fiscal quarters ended March 30, 2019, December 29, 2018 and March 31, 2018 included a charge of $123 ($0.01 per diluted share), a benefit of $2,598 ($0.10 per diluted share) and a benefit of $299 ($0.01 per diluted share) of excess tax charges (benefits) for employee stock-based compensation. The six months ended March 30, 2019 included $2,475 ($0.10 per diluted share) of excess tax benefits for employee stock-based compensation. The six months ended March 31, 2018 included $41,745 ($1.67 per diluted share) non-recurring tax expense due to the U.S. Tax Cuts and Jobs Act transition tax and deferred tax remeasurement. The six months ended March 31, 2018 also included $12,750 ($0.51 per diluted share) of excess tax benefits for employee stock-based compensation.

Summarized balance sheet information is as follows (unaudited, in thousands):

	Mar. 30, 2019	Sep. 29, 2018
ASSETS
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$349,615	$311,473
Accounts receivable, net	313,351	355,208
Inventories	483,741	486,741
Prepaid expenses and other assets	79,465	85,080
Total current assets	1,226,172	1,238,502
Property and equipment, net	318,989	311,793
Other assets	677,107	709,674
Total assets	$2,222,268	$2,259,969

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings	$46,979	$5,072
Accounts payable	68,155	70,292
Other current liabilities	249,764	297,474
Total current liabilities	364,898	372,838
Other long-term liabilities	544,588	572,667
Total stockholders’ equity	1,312,782	1,314,464
Total liabilities and stockholders’ equity	$2,222,268	$2,259,969

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP net income (unaudited, in thousands, except per share data, net of tax):

	Three Months Ended			Six Months Ended
	Mar. 30, 2019	Dec. 29, 2018	Mar. 31, 2018	Mar. 30, 2019	Mar. 31, 2018
GAAP net income from continuing operations	$20,750	$35,550	$65,302	$56,300	$107,205
Stock-based compensation expense	7,543	6,643	7,235	14,186	12,702
Amortization of intangible assets	10,022	10,818	10,931	20,840	21,704
Restructuring charges	768	351	555	1,119	1,405
Non-recurring tax expense (benefit)	—	—	—	—	41,745
Tax charge (benefit) from stock-based compensation expense	123	(2,598)	(299)	(2,475)	(12,750)
Other impairment charges (recoveries)	—	—	(110)	—	155
Acquisition-related costs	—	—	400	—	400
Purchase accounting step-up	—	353	293	353	293
Non-GAAP net income	$39,206	$51,117	$84,307	$90,323	$172,859
Non-GAAP net income per diluted share	$1.61	$2.09	$3.37	$3.70	$6.91

RISKS AND UNCERTAINTIES

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include the statements in this press release that relate to the Company’s commentary that 2019 would be a down year for capital investment; the potential for new fabs to come online starting in 2020; customer sentiment; timing of a bounce back in materials processing; unresolved trade issues between the U.S. and China; weakening of the PMI in the Eurozone; performance of our OEM component business; and growth in the aerospace and defense market. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The Company and its business, including the aforementioned forward-looking statements, are subject to risks and uncertainties, including, but not limited to, risks associated with growth in demand for our products, customer acceptance and adoption of our products, the worldwide demand for flat panel displays and adoption of OLED for mobile displays, the pricing and availability of OLED displays, the demand for and use of our products in commercial applications, our ability to generate sufficient cash to fund capital spending or debt repayment, our successful implementation of our customer design wins, our and our customers’ exposure to risks associated with worldwide economic conditions, in particular in China and the Eurozone, our customers’ ability to cancel long-term purchase orders, the ability of our customers to forecast their own end markets, our ability to accurately forecast future periods, continued timely availability of products and materials from our suppliers, our ability to timely ship our products and our customers’ ability to accept such shipments, our ability to have our customers qualify our products, worldwide government economic policies, including trade relations between the United States and China and Chinese monetary policies, our ability to integrate the business of Rofin and other acquisitions successfully, manage our expanded operations and achieve anticipated synergies, and other risks identified in the Company’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies described in the Company’s reports on Forms 10-K, 10-Q and 8-K, including the risks identified in today's financial press release, as applicable and as filed from time-to-time by the Company.

Exhibit 99.1

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers, laser-based technologies and laser-based system solutions in a broad range of scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at www.coherent.com for product and financial updates.

5100 Patrick Henry Dr. . P. O. Box 54980, Santa Clara, California 95056–0980 . Telephone (408) 764-4000